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                                                                   Exhibit 5.1

                         [WHITE & CASE LLP LETTERHEAD]


June 22, 1998


Foster Wheeler Corporation
Perryville Corporate Park
Clinton, New Jersey 08809



Dear Sirs:

         We refer to the Registration Statement Nos. 333-52369 and 333-52369-01 through 02 on Form S-3, as heretofore or hereafter amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed by Foster Wheeler Corporation, a New York corporation ("Foster Wheeler") and by FW Preferred Capital Trust I and FW Preferred Capital II, each a Delaware business trust (the "Issuer Trusts"), with the Securities and Exchange Commission (the "Commission"), relating to up to $300,000,000 aggregate principal amount or initial offering price of (A) Foster Wheeler's (i) debt securities consisting of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities") which may be either senior debt securities or subordinated debt securities, to be issued from time to time pursuant to the terms of an Indenture between Foster Wheeler and Harris Trust and Savings Bank (the "Senior Indenture") or pursuant to a Junior Subordinated Indenture between Foster Wheeler and Harris Trust and Savings Bank (the "Junior Subordinated Indenture"); (ii) shares of preferred stock (the "Preferred Stock") the specific titles, rights and terms of which will be set forth in a Certificate of Designation which may be filed or incorporated by reference as an exhibit to the Registration Statement (each a "Certificate of Designation"), which may be issued in the form of depositary receipts (the "Depositary Shares") which will represent a fraction of a share of Preferred Stock which Depositary Shares may be issued under a Deposit Agreement, a form of which may be filed or incorporated by reference as an exhibit to the Registration Statement (the "Deposit Agreement"); (iii) shares of common stock (the "Common Stock"); (iv) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering thereof (the "Warrants") pursuant to Warrant Agreements, forms of which may be filed or

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FOSTER WHEELER CORPORATION

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incorporated by reference as exhibits to the Registration Statement (the
"Warrant Agreements"); and (v) Foster Wheeler's Guarantees (the "Guarantees") with respect to the Preferred Securities (defined below), in the case of (i),
(ii), (iii) and (iv) above, in amounts, at prices and on terms to be determined at the time of the offering; and (B) the Issuer Trusts' preferred securities (the "Preferred Securities"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants and the Guarantees are collectively referred to as the "Securities." The Securities are to be sold directly to purchasers or through agents or underwriters, including the underwriter listed on the cover page of the Prospectus forming part of the Registration Statement. The issuance and terms of the Securities to be offered and sold by Foster Wheeler are to be authorized and approved and the manner of sale is to be determined in additional proceedings proposed to be taken by Foster Wheeler's Board of Directors or a duly authorized committee thereof.

         We have examined the originals, or photostatic or certified copies, of such records of Foster Wheeler, certificates of officers of Foster Wheeler and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of Foster Wheeler and of public officials and statements and information furnished by officers of Foster Wheeler with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

        Based upon our examination described above, subject to the assumptions stated, and subject to such proposed additional proceedings being taken prior to the issuance of the Securities, to the terms of the Securities being otherwise in compliance with then applicable law, and to the extent applicable to the Securities to be issued, to the authorization, execution and delivery of the Indenture, the Junior Subordinated Indenture, Deposit Agreement and Warrant Agreements, and the authorization, execution, filing and recording of one or more Certificates of Designation, it is our opinion that the Securities, upon issuance and sale by Foster Wheeler as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, will have been duly authorized by Foster Wheeler and with respect to the Common Stock and the Preferred Stock upon delivery thereof against payment therefor, validly issued, fully paid and non-assessable, and that the Debt Securities, the Depositary Shares and the Warrants, when duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture, the Junior Subordinated Indenture, Deposit Agreement or Warrant Agreements, will constitute legally binding obligations of Foster Wheeler.
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FOSTER WHEELER CORPORATION

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         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                     Very truly yours,

                                                     WHITE & CASE LLP

TBG:MOS